Exhibit 1.1

WESTERN ASSET MORTGAGE CAPITAL CORPORATION
(a Delaware corporation)

5,000,000 Shares of Common Stock

UNDERWRITING AGREEMENT
Dated: May 14, 2019

WESTERN ASSET MORTGAGE CAPITAL CORPORATION
5,000,000 Shares of Common Stock
UNDERWRITING AGREEMENT
May 14, 2019
JMP Securities LLC
As Representative of the several Underwriters named in Schedule I hereto.
c/o JMP Securities LLC
600 Montgomery Street, Suite 1100
San Francisco, CA 94111
Ladies and Gentlemen:
Western Asset Mortgage Capital Corporation, a Delaware corporation (the “Company”), confirms its agreement with each of the Underwriters named in Schedule I hereto (collectively, the “Underwriters,” which term shall also include any underwriter hereinafter substituted as provided in Section 10 hereof), for whom JMP Securities LLC is acting as Representative (in such capacity, if and as applicable, the “Representative”), with respect to a total of 5,000,000 shares (the “Initial Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and the purchase by the Underwriters, acting severally and not jointly, of the Initial Securities, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of up to 750,000 additional shares of Common Stock to be issued and sold by the Company to the Underwriters (the “Option Securities”). The Initial Securities to be purchased by the Underwriters and all or any part of the Option Securities are hereinafter called, collectively, the “Securities.”
To the extent there are no additional Underwriters other than you, the term Representative as used herein shall mean you, as Underwriter, and the terms Representative and Underwriter shall mean either the singular or plural as the context requires.
In addition to the Company, Western Asset Management Company, LLC, a Delaware limited liability company (the “Manager”), also confirms as follows its agreement with the Underwriters.
The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems it advisable after this Agreement has been executed and delivered.
The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333- 216496) covering the registration of the Securities and certain other securities of the Company under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus and the related prospectus supplement in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such prospectus and the related prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus used in connection with the offering of the Securities that omitted Rule 430B Information is herein called a “preliminary prospectus.” Such registration statement, at any given time, together with the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time, the documents otherwise deemed to be a part thereof or included therein by 1933 Act Regulations at such time and the Rule 430B Information, are herein called, collectively, the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The preliminary prospectus supplement relating to the Securities (the “Preliminary Prospectus Supplement”) and the related base prospectus dated March 7, 2017 (the “Base Prospectus”) in the form first furnished (electronically or otherwise) to the Underwriters for use in connection with the offering of the Securities or, if not furnished to the Underwriters, in the form first filed by the Company pursuant to Rule 424(b), together with the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are herein called, collectively, the “Preliminary Prospectus.” The final prospectus supplement relating to the Securities (the “Prospectus Supplement”) and the Base Prospectus in the form first furnished (electronically or otherwise) to the Underwriters for use in connection with the offering of the Securities (whether to meet the requests of purchasers pursuant to Rule 173 under the 1933 Act Regulations or otherwise) or, if not furnished to the Underwriters, in the form first filed by the Company pursuant to Rule 424(b), together with the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are herein called, collectively, the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).
All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, the Preliminary Prospectus, the General Disclosure Package (as hereinafter defined) or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, the Preliminary Prospectus, the General Disclosure Package or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus, the General Disclosure Package or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, the Preliminary Prospectus, the General Disclosure Package or the Prospectus, as the case may be.
SECTION 1.Representations and Warranties.
(a)Representations and Warranties by the Company. The Company represents and warrants to the Underwriters as of the date hereof, as of the Closing Date referred to in Section 2(c) hereof, and as of each Option Closing Date (if any) referred to in Section 2(b) hereof, and agrees with the Underwriters, as follows:
(1)Compliance with Registration Requirements. The Company meets the requirements for use of Form S−3 under the 1933 Act Regulations. Each of the Registration Statement and any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.
At the respective times, the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, any preliminary prospectus and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the Closing Date, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued or at the Closing Date (or, if any Option Securities are purchased, at the applicable Option Closing Date), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, when they became effective or at the time they were, or hereafter are, filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”). The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, at the time the Registration Statement became effective or when the documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, any preliminary prospectus and the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
As of the Applicable Time (as defined below), neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below), including the documents incorporated therein by reference, as of the Applicable Time and the information set forth on Schedule III hereto all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
As used in this subsection and elsewhere in this Agreement:
“Applicable Time” means 4:05 p.m. (Eastern time) on May 14, 2019, or such other time as agreed by the Company and the Representative.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed in the form required to be retained in the Company’s records pursuant to Rule 433(g).
“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II hereto.
“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time.
Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies the Representative as described in Section 3(a)(5), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein (that information being limited to that described in the last sentence of Section 6(b) hereof).
Each preliminary prospectus delivered to the Underwriters for use in connection with the sale of the Securities complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
At the time of filing the Registration Statement, any 462(b) Registration Statement and any post-effective amendments thereto and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the 1933 Act Regulations.
(2)Independent Accountants. The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the Public Accounting Oversight Board, the 1934 Act and the 1934 Act Regulations.
(3)Financial Statements of the Company. The financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, or incorporated by reference therein, present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement. No other financial statements are required to be set forth in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(4)Information of the Manager. The information of the Manager incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus presents fairly the information shown thereby.
(5)No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, properties, assets or business prospects of the Company and its Subsidiaries (defined below) considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
(6)Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and to perform its obligations under the Management Agreement, dated May 9, 2012, between the Company and the Manager, as amended by the Amendment to the Management Agreement dated August 3, 2016, between the Company and the Manager (as amended, the “Management Agreement” and, together with this Agreement, the “Transaction Agreements”); and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.
(7)Good Standing of Subsidiaries. Each “subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non‑assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.
(8)Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, or pursuant to separate offerings, reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus). The shares of issued and outstanding capital stock of the Company and the issued and outstanding warrants of the Company (the “Warrants”) have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.
(9)Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
(10)Authorization and Enforceability of the Management Agreement. The Management Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.
(11)Authorization and Description of the Securities. The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement; when the Securities have been issued and delivered by the Company to the Underwriters pursuant to this Agreement against payment of the consideration set forth herein, such Securities will be validly issued and fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and have been registered pursuant to the 1934 Act; the Common Stock and the Warrants conform to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being a holder of the capital stock of the Company; and the issuance of the Securities is not subject to the preemptive rights, resale rights, rights of first refusal or other similar rights of any securityholder of the Company.
(12)Absence of Defaults and Conflicts. Neither the Company nor any Subsidiaries is (A) in violation of its certificate of incorporation or by-laws (or its equivalent), (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or such Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order or decree, except for such violations that would not result in a Material Adverse Effect; and the execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated therein (including the issuance and sale of the Securities by the Company and the use of the proceeds from the sale of the Securities as described in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under the Transaction Agreements has been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws (or its equivalent) of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.
(13)Absence of Labor Dispute. No labor dispute exists between any officers of the Company or any of its Subsidiaries or any officers or key persons of the Manager, including the Manager’s structured products team (each, a “Company-Focused Professional”), on the one hand, and the employer of each such individual on the other hand nor, to the knowledge of the Company, is such a labor dispute imminent that could have a Material Adverse Effect.
(14)Employment; Noncompetition; Nondisclosure. Neither the Company nor, to the best of the Company’s knowledge, any employer of any Company-Focused Professional has been notified that any such Company-Focused Professional plans to terminate his or her employment with his or her employer. Neither the Company nor, to the best of the Company’s knowledge, any Company-Focused Professional is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Manager as described in the Registration Statement, the General Disclosure Package and the Prospectus.
(15)Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which could reasonably be expected to result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Transaction Agreements, or the performance by the Company of its obligations thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any of its Subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.
(16)Accurate Disclosure. The descriptions in the Registration Statement, the General Disclosure Package and the Prospectus, if any, of affiliate transactions, contracts required to be described therein and other legal documents are true and correct in all material respects, and there are no legal or governmental proceedings, affiliate transactions, contracts, leases, or other documents of a character required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required. All agreements between the Company and any other party expressly referenced in the Registration Statement, the General Disclosure Package and the Prospectus are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.
(17)No Finder’s Fee. Except for the Underwriters’ discounts and commissions payable by the Company to the Underwriters in connection with the offering of the Securities contemplated herein or as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the

Company has not incurred any liability for any brokerage commissions, finder’s fees or similar payments in connection with the offering of the Securities contemplated hereby.
(18)No Prohibition on Subsidiaries from Paying Dividends or Making Other Distributions. No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock or other equity interests, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary.
(19)Possession of Intellectual Property. The Company owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and the Company has not received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interest of the Company therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.
(20)Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations under this Agreement, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”)
(21)Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate of the Company take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.
(22)Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
(23)Title to Property. The Company and its Subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; and all of the leases and subleases to which the Company or any of its Subsidiaries is a party and that are material to the business of the Company and its Subsidiaries, considered as one enterprise, or under which the Company or any of its Subsidiaries holds properties described in the Registration Statement, the General Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.
(24)Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities, as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).
(25)Environmental Laws. Except as described in the Registration Statement, and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and is each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company and any of its Subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.
(26)Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act, other than as described in the Registration Statement, the General Disclosure Package and the Prospectus.
(27)Accounting Controls and Disclosure Controls. The Company and each of its Subsidiaries maintain effective “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the 1934 Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) receipts and expenditures are being made only in accordance with management’s general or specific authorization; (D) access to assets is permitted only in accordance with management’s general or specific authorization; (E) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (F) the interactive data in extensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the date of the Company’s incorporation, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and its Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rules 13a-15 and 15d-15 under the 1934 Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act or the 1934 Act Regulations is recorded, processed, summarized and reported, within the time period specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.
(28)Compliance with the Sarbanes-Oxley Act. The Company has been and is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Section 302 and Section 906 related to certifications.
(29)Payment of Taxes. All United States federal income tax returns of the Company and its Subsidiaries required by law to be filed have been timely and properly filed and all material taxes shown by such returns or otherwise due and payable have been paid, including any assessments, fines and penalties, except for such amounts as are being contested in good faith and as to which adequate reserves have been provided. The Company and its Subsidiaries have timely and properly filed all other tax returns that are required to have been filed by it pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due, including any assessments, fines and penalties, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.
(30)Insurance. The Company and its Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its Subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.
(31)Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.
(32)Rated Debt. The Company has no debt securities or preferred stock that is rated by any “nationally recognized statistical rating agency” (as that term is defined in Section 3(a)(62) of the 1934 Act).
(33)Foreign Corrupt Practices Act. None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer or employee of the Company, or any officer, employee or other person of the Manager or its affiliates acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), the Bribery Act 2010 of the United Kingdom (the “Bribery Act”) or any other applicable anti-corruption or anti-bribery laws (the “Other Payment Laws”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company intends to conduct its businesses in compliance with the FCPA, the Bribery Act and the Other Payment Laws and has instituted and maintains policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
(34)Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
(35)OFAC. None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer or employee of the Company, or any officer, employee or other person of the Manager or its affiliates acting on behalf of the Company or any of its Subsidiaries is currently the subject or target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its Subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partner or other person or entity, to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(36)No Integration. The Company has not sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the 1933 Act, the 1933 Act Regulations or the interpretations thereof by the Commission.
(37)Prior Sales of Capital Stock. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not sold, issued or distributed any shares of its capital stock.
(38)Real Estate Investment Trust. The Company has timely and properly elected to be subject to tax as a real estate investment trust (“REIT”) pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), commencing with its taxable year ended December 31, 2012. Commencing with its taxable year ended December 31, 2012, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company’s actual and proposed method of operation as set forth in the Registration Statement, the General Disclosure Package and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and actual and proposed method of operation set forth in the Registration Statement, the General Disclosure Package and the Prospectus are true, complete and correct in all material respects.
(39)Independent Directors. Each of the independent directors named in the Registration Statement, the General Disclosure Package and the Prospectus satisfies the independence standards established by the Commission and the New York Stock Exchange (the “NYSE”).
(40)FINRA Matters. Neither the Company nor any of its affiliates is required to register as a “broker” or “dealer” in accordance with the provisions of the 1934 Act and, to the Company’s knowledge, there are no affiliations or associations between any member of FINRA and the Company or any of the Company’s officers, directors or 5% or greater securityholders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.
(41)Certain Relationships. No relationship, direct or indirect, exists between the Company, on the one hand, and the directors, officers, employees or stockholders of the Company, on the other hand, which is required by the rules of the FINRA to be described in the Registration Statement, the General Disclosure Package or the Prospectus, which is not so described.
(42)Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.
(b)Representations and Warranties by the Manager. The Manager represents and warrants to each Underwriter, as of the date hereof, as of the Closing Date referred to in Section 2(c) hereof, and as of each Option Closing Date (if any) referred to in Section 2(b) hereof, and agrees with the Underwriters, as follows:
(1)Certain Information. As of the date of this Agreement, the Manager has no plan or intention to materially alter its investment policy or investment allocation policy with respect to the Company as described in the Registration Statement, the General Disclosure Package or the Prospectus.
(2)No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated in the Registration Statement, the General Disclosure Package or the Prospectus, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, properties, assets or business prospects of the Manager and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, that is material and adverse to the Manager or that would otherwise prevent the Manager from carrying out its obligations under this Agreement or the Management Agreement (a “Manager Material Adverse Effect”).
(3)Good Standing of the Manager. The Manager has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of California and has limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Manager is duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Manager Material Adverse Effect.
(4)Absence of Defaults and Conflicts. The Manager is not in violation of its certificate of formation or limited liability company agreement (or its equivalent) or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Manager is a party or by which it may be bound, or to which any of the property or assets of the Manager is subject (collectively, “Manager’s Agreements and Instruments”), except for such defaults that would not result in a Manager Material Adverse Effect; or in violation of any law, statute, rule, regulation, judgment, order or decree, except for such violations that would not result in a Manager Material Adverse Effect; and the execution, delivery and performance of this Agreement and the Management Agreement by the Manager and the consummation of the transactions in this Agreement and the Management Agreement and the compliance by the Manager with its obligations hereunder and the Management Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Manager pursuant to, the Manager’s Agreements and Instruments (except for such conflicts, breaches, defaults or liens, charges or encumbrances that would not result in a Manager Material Adverse Effect), nor will such action result in any violation of the provisions of the certificate of formation or limited liability company agreement (or its equivalent) of the Manager or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Manager or any of its assets, properties or operations.
(5)Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Manager.
(6)Authorization and Enforceability of Management Agreement. The Management Agreement has been duly authorized, executed and delivered by the Manager and constitutes a valid and binding agreement of the Manager, enforceable against the Manager in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.
(7)Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or other consent of any stockholder or creditor of the Manager, (C) no waiver or consent under any Manager Agreements and Instruments and (D) no authorization, approval, vote or other consent of any other person or entity is necessary or required for the performance by the Manager of its obligations under this Agreement or the Management Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws or as are described in the Registration Statement, the General Disclosure Package and the Prospectus.
(8)Possession of Licenses and Permits. The Manager possesses such Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary for the Manager to perform its duties set forth in the Management Agreement, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect or a Manager Material Adverse Effect; the Manager is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect or a Manager Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect or a Manager Material Adverse Effect; and the Manager has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect or a Manager Material Adverse Effect.
(9)Employment; Noncompetition; Nondisclosure. The Manager has not been notified that any of its Company-Focused Professionals plans to terminate his or her employment with the Manager or any of its affiliates. Neither the Manager nor, to the knowledge of the Manager, any of its Company-Focused Professionals is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Manager as described in the Management Agreement, the Registration Statement, the General Disclosure Package and the Prospectus.
(10)Absence of Manipulation. Neither the Manager nor any affiliate of the Manager has taken, nor will the Manager or any affiliate of the Manager take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.
(11)Absence of Proceedings. There are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Manager or any of its subsidiaries or any of their respective properties that, if determined adversely to the Manager or any of its subsidiaries, would, individually or in the aggregate, have a Manager Material Adverse Effect and, to the Manager’s knowledge, no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or contemplated.
(12)Investment Adviser Status. The Manager is duly registered and in good standing with the Commission as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and is not prohibited by the Advisers Act, or the rules and regulations thereunder, from performing its obligations under the Management Agreement as described in the Management Agreement, the Registration Statement, General Disclosure Package and the Prospectus.
(13)Internal Controls. The Manager maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) the transactions that may be effectuated by it on behalf of the Company pursuant to its duties set forth in the Management Agreement will be executed in accordance with management’s general or specific authorization and (B) access to the Company’s assets is permitted only in accordance with its management’s general or specific authorization.
(14)Compliance. The Manager is in compliance with all applicable federal, state, local and foreign laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates, except where the failure to so comply would not have a Manager Material Adverse Effect.
(c)Officer’s Certificates. Any certificate signed by any officer of the Company or the Manager that is delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or the Manager, as applicable, to each Underwriter as to the matters covered thereby.

SECTION 2.Sale and Delivery to Underwriters; Closing.
(a)Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a price of $9.93 per share (the “Purchase Price”), the number of Initial Securities set forth on Schedule I hereto opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional securities.
(b)Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions set forth herein, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 750,000 shares of Common Stock at a price per share equal to the Purchase Price referred to in Section 2(a) above; provided that the price per share for any Option Securities shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on such Option Securities. The option hereby granted will expire at the close of business on the 30th day after the date hereof and may be exercised in whole or in part from time to time upon notice by the Representative to the Company setting forth the number of Option Securities as to which the Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (an “Option Closing Date”) shall be determined by the Representative, and may be the Closing Date (as hereinafter defined), but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Date. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule I opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.
(c)Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036 or at such other place as shall be agreed upon by the Representative and the Company, at 10:30 a.m. (New York City time) on May 17, 2019, or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called the “Closing Date”).
In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for such Option Securities shall be made at 9:00 a.m. at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each Option Closing Date as specified in the notice from the Representative to the Company.
SECTION 3.Covenants of the Company and the Manager.
(a)Covenants of the Company and the Manager. Each of the Company and the Manager, jointly and severally, covenants and agrees with the Underwriters as follows:
(1)Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(a)(2) of this Agreement, will comply with the requirements of Rule 430B and will notify the Representative promptly (i) of the receipt of any comments from the Commission, (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or for additional information, and (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus and prospectus supplement transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that either or both of them was not, will promptly file such prospectus and/or prospectus supplement. The Company will use its reasonable best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time.
(2)Filing of Amendments. During the period beginning on the Initial Sale Time and ending on the later of the Closing Date or such date, as in the reasonable opinion of counsel for the Underwriters, the Prospectus is no longer required under the 1933 Act or the 1934 Act to be delivered in connection with sales by the Underwriters or a dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the General Disclosure Package or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the 1934 Act), the Company will furnish to the Representative for review a copy of each such proposed amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative reasonably objects.
(3)Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriters and their counsel, without charge, a signed copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, to the extent not publicly available on EDGAR. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters are identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(4)Delivery of Prospectuses. The Company has delivered or will deliver to the Underwriters, without charge, as many copies of the Prospectus as the Underwriters reasonably requested and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to the Underwriters, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus (as amended or supplemented) as the Underwriters may reasonably request, to the extent such Prospectus is not publicly available on EDGAR. The Prospectus and any amendments or supplements thereto furnished to the

Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(5)Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the General Disclosure Package and the Prospectus. If, during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(a)(2) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the General Disclosure Package or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus during the Prospectus Delivery Period there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or any other registration statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
(6)Permitted Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representative, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the 1933 Act); provided that the prior written consent of the Representative shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses listed in Schedule II hereto. Any such free writing prospectus consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the 1933 Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
(7)Blue Sky Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications so long as reasonably required for distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
(8)Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
(9)Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the General Disclosure Package and the Prospectus under “Use of Proceeds.”
(10)Listing. The Company will use its commercially reasonable efforts to effect the listing of the Securities on the NYSE.
(11)Restriction on Sale of Securities. For a period of 30 days after the date of the Prospectus, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the 1933 Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Representative, other than the Securities to be sold hereunder and any shares of Common Stock of the Company issued upon the exercise of options granted under existing employee stock option plans.
(12)Reporting Requirements. The Company, during the Prospectus Delivery Period, will file all documents required to be filed with the Commission pursuant to, and in accordance with, the 1934 Act and the 1934 Act Regulations within the time periods required by the 1934 Act and the 1934 Act Regulations.
(13)Preparation of Prospectus. Immediately following the execution of this Agreement, the Company will, subject to Section 3(a)(2) hereof, prepare the Prospectus containing the Rule 430B Information and other selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Underwriters and the Company may deem appropriate, and will file or transmit for filing with the Commission, in accordance with Rule 424(b), copies of the Prospectus.
(14)REIT Qualification. The Company will use its best efforts to continue to meet the requirements to qualify as a “real estate investment trust” under the Code unless the Company’s Board of Directors determines in good faith that it is no longer in the best interest of the Company and its stockholders to be so qualified.
(15)Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.
(16)Company Not an “Investment Company.” The Company is familiar with the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, and will in the future conduct its and the Manager’s affairs, in such a manner and will use its commercially reasonable best efforts to ensure that the Company and the Manager will not be an “investment company” within the meaning of the Investment Company Act of 1940 and the rules and regulations thereunder.
(17)No Price Stabilization or Manipulation. Neither the Company nor the Manager will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities and will not take any action prohibited by Regulation M under the 1934 Act in connection with the distribution of the Securities contemplated hereby.

SECTION 4.Payment of Expenses.
(a)Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the fees and disbursements of the counsel, accountants and other advisors to the Company, (iii) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(a)(7) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto, (iv) the printing and delivery to the Underwriters of copies of the Prospectus and any amendments or supplements thereto, (v) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplements thereto, (vi) the fees and expenses of the transfer agent and registrar for the Securities, (vii) the fees and expenses incurred in connection with the listing of the Securities on the NYSE and (viii) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with reforming any contracts for sale of the Securities made by the Underwriters where such reformation relates to any inaccuracy or breach of the representation set forth in the third paragraph of Section 1(a)(1) of this Agreement.
(b)Termination of Agreement. If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

SECTION 5.Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Manager contained in this Agreement or in certificates of any executive officer of the Company, the Manager or any of their respective subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company, and the Manager of their respective covenants and other obligations hereunder, and to the following further conditions:
(a)Effectiveness of Registration Statement. The Registration Statement has become effective and at the Closing Date (or the applicable Option Closing Date, as the case may be) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the time period prescribed by such Rule, and prior to the Closing Date, the Company shall have provided evidence satisfactory to the Underwriters of such timely filing and such number of copies of the Prospectus as the Underwriters shall have reasonably requested.
(b)No Material Adverse Change. At the Closing Date or the applicable Option Closing Date, as the case may be, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the operations, condition (financial or otherwise), or in the earnings, business affairs or business prospects of the Company and its subsidiaries, including, without limitation, the Manager, considered as one enterprise, whether or not arising in the ordinary course of business.
(c)Opinions of Counsel for Company and Manager. At the Closing Date, the Underwriters shall have received an opinion, dated as of the Closing Date, of (i) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company and the Manager, and (ii) Skadden, Arps, Slate, Meagher & Flom LLP, tax counsel for the Company and the Manager, each in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for the Underwriters.
(d)Opinion of Counsel for Underwriters. At the Closing Date, the Underwriters shall have received an opinion, dated as of the Closing Date, of Cozen O’Connor P.C., counsel for the Underwriters, with respect to the issuance and sale of the Securities, the Registration Statement and the Prospectus and such other related matters as the Underwriters may reasonably request.
(e)Officers’ Certificate. At the Closing Date, the Underwriters shall have received a certificate of the Chief Financial Officer or Chief Accounting Officer of the Company and one additional senior executive of the Company who is satisfactory to the Representative, dated as of the Closing Date, to the effect that (i) there has been no material adverse change as described in Section 5(b) hereof, (ii) the representations and warranties of the Company and the Manager in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (iii) the obligations of the Company and the Manager to be performed at or prior to the Closing Date under or pursuant to this Agreement have been duly performed, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission and (v) none of the Registration Statement, as of the date it first became effective, as of the Registration Statement’s “new effective date” with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations or as of the Closing Date, or the General Disclosure Package, as of the Initial Sale Time, or the Prospectus, as of the date of the Prospectus Supplement or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(f)Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Underwriters shall have received from PricewaterhouseCoopers LLP, a letter, dated the date of this Agreement and in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company and the Manager, respectively, contained in the Registration Statement, the General Disclosure Package and the Prospectus.
(g)Bring-down Comfort Letter. At the Closing Date, the Underwriters shall have received from PricewaterhouseCoopers LLP, a letter, dated as of the Closing Date and in form and substance satisfactory to the Underwriters, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection

(f) of this Section 5, except that the specified date referred to for the carrying out of procedures shall be a date not more than two business days prior to the Closing Date.
(h)Approval of Listing. At the Closing Date and each Option Closing Date, if any, the Securities to be purchased by the Underwriters at such time shall have been approved for listing on the NYSE, subject only to official notice of issuance.
(i)Lock-up Agreements. Prior to the Closing Date, the Underwriters shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons and entities listed in Schedule IV hereto.
(j)Conditions to Purchase of Option Securities. In the event that the Underwriters exercise the option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities on any Option Closing Date that is after the Closing Date, the obligations of the Underwriters to purchase the applicable Option Securities shall be subject to the conditions specified in the introductory paragraph of this Section 5 and to the further condition that, at the applicable Option Closing Date, the Underwriters shall have received:
(1)Officers’ Certificate. A certificate, dated such Option Closing Date, to the effect set forth in, and signed by the Chief Financial Officer or Chief Accounting Officer of the Company and one additional senior executive of the Company who is satisfactory to the Representative, as specified in Section 5(e) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.
(2)Opinions of Counsel for Company and Manager. The opinions of (i) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company and the Manager, and (ii) Skadden, Arps, Slate, Meagher & Flom LLP, tax counsel for the Company and the Manager, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinions required by Section 5(c) hereof.
(3)Opinion of Counsel for Underwriters. The opinion of Cozen O’Connor P.C., counsel for the Underwriters, dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof.
(4)Bring-down Comfort Letter. A letter from PricewaterhouseCoopers LLP, in form and substance satisfactory to the Underwriters and dated such Option Closing Date, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(g) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than two business days prior to such Option Closing Date.
(k)Additional Documents. At the Closing Date and at each Option Closing Date, counsel for the Underwriters shall have been furnished with such other documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement; and all proceedings taken by the Company, and the Manager in connection with the issuance and sale of the Securities as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.
(l)Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on an Option Closing Date which is after the Closing Date, the obligations of the Underwriters to purchase the relevant Option Securities, may be terminated by the Underwriters by notice to the Company at any time on or prior to the Closing Date or such Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 4, 6 and 8 hereof shall survive any such termination and remain in full force and effect.

SECTION 6.Indemnification and Contribution.
(a)Indemnification of the Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred, and it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys for the Underwriters or such controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the Indemnified Persons (as defined below) who are parties to such action), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d), any “road show” as defined in Rule 433(h) under the 1933 Act (a “road show”) or any General Disclosure Package (including any General Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).
(b)Indemnification of the Company.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement, the Manager and each person, if any, who controls the Company or the Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any written information furnished to the Company by the Underwriters expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).
(c)Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred.  Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representative and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
(d)Contribution.  If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Manager, on the one hand, and the Underwriters, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Manager, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Manager, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company and the Manager from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth on the cover of the Prospectus, bear to the aggregate offering price of the Securities.  The relative fault of the Company and the Manager, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Manager or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(e)Limitation on Liability.  The Company, the Manager and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 6, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 6 are several in proportion to their respective purchase obligations hereunder and not joint.
(f)Non-Exclusive Remedies.  The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

SECTION 7.Effectiveness of Agreement.  This Agreement shall become effective as of the date first written above.

SECTION 8.Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of executive officers of the Company and the Manager or any of their subsidiaries, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, its affiliates or selling agents, or any controlling person, or by or on behalf of the Company or the Manager, and shall survive delivery of the Securities to the Underwriters.

SECTION 9.Termination.  This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Securities, prior to the Option Closing Date (i) trading generally shall have been suspended or materially limited on or by any of NYSE or The NASDAQ Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Option Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the General Disclosure Package and the Prospectus.

SECTION 10.Defaulting Underwriter.
(a)If, on the Closing Date or the Option Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement.  If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms.  If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Option Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the General Disclosure Package and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the General Disclosure Package and the Prospectus that effects any such changes.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule I hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.
(b)If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Securities that remain unpurchased on the Closing Date or the Option Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Securities to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Securities that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Securities that such Underwriter agreed to purchase on such date) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.
(c)If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Securities that remain unpurchased on the Closing Date or the Option Closing Date, as the case may be, exceeds one-eleventh of the aggregate principal amount of Securities to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Option Closing Date, the obligation of the Underwriters to purchase Securities on the Option Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 4 hereof and except that the provisions of Section 6 hereof shall not terminate and shall remain in effect.

(d)Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

SECTION 11.Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters or the Representative shall be directed to JMP Securities LLC, 600 Montgomery Street, Suite 1100, San Francisco, California 94111, Attention: Equity Securities, fax: 415-835-8920; with a copy (which shall not constitute notice) to Cozen O’Connor P.C., 33 South 6th Street, Suite 3800, Minneapolis, Minnesota, Attention: Christopher J. Bellini; notices to the Company or the Manager shall be directed to them at 385 East Colorado Blvd., Pasadena, CA 91101, attention of the General Counsel, with a copy (which shall not constitute notice) to Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, Attention: David J. Goldschmidt.

SECTION 12.Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Manager and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Manager and their respective successors and the controlling persons and officers and directors referred to in Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Manager and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

SECTION 13.GOVERNING LAW AND TIME.
THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
SECTION 14.Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 15.Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from its investment banking division and is subject to certain regulations and internal policies, and that Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by its research analysts and research department may be different from or inconsistent with the views or advice communicated to the Company by Underwriters’ investment banking division. The Company acknowledges that each Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company and any other companies that may be the subject of the transactions contemplated by this Agreement.

SECTION 16.Absence of Fiduciary Relationship.

The Company and the Manager acknowledge and agree that:
(a)the Underwriters have been retained solely to act as underwriters in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company or the Manager and the Underwriters have been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriters have advised or are advising the Company or the Manager on other matters;
(b)the price of the Securities set forth in this Agreement was established by the Company and the Underwriters following discussions and arm’s-length negotiations with the Underwriters and the Company, and the Company and the Manager are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;
(c)they have been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Manager, and that the Underwriters have no obligation to disclose such interests and transactions to the Company or the Manager by virtue of any fiduciary, advisory or agency relationship; and
(d)they waive, to the fullest extent permitted by law, any claims they may have against the Underwriters, for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriters shall have no liability (whether direct or indirect) to the Company or the Manager in respect of such a fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company or the Manager.

SECTION 17.Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the 1933 Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the 1933 Act.

SECTION 18.Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

SECTION 19.Miscellaneous.
(a)Authority of the Representative. Any action by the Underwriters hereunder may be taken by the Representative on behalf of the Underwriters, and any such action taken by the Representative shall be binding upon the Underwriters.
(b)Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.
(c)Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.
(d)Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
(e)Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature pages follow.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Manager a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Manager in accordance with its terms.
.
Very truly yours,
WESTERN ASSET MORTGAGE CAPITAL CORPORATION

By:	/s/ Jennifer W. Murphy Name: Jennifer W. Murphy Title: Chief Executive Officer
WESTERN ASSET MANAGEMENT COMPANY, LLC

By:	/s/ Charles A. Ruys de Perez Name: Charles A. Ruys de Perez Title: Secretary

[Signature Page to Underwriting Agreement]

Accepted: as of the date first written above, on behalf of itself and the several other Underwriters named on Schedule I hereto:
JMP Securities LLC

By:	/s/ Thomas Kilian
Name:    Thomas Kilian
Title:    Chief Operating Officer, Investment Banking

[Signature Page to Underwriting Agreement]

Schedule I

Underwriter	Number of Initial Securities
JMP Securities LLC	5,000,000
Total	5,000,000

Schedule II

Issuer Free Writing Prospectuses

None.

Schedule III

Oral Pricing Information

WESTERN ASSET MORTGAGE CAPITAL CORPORATION

5,000,000 Shares of Common Stock

Pricing Script

The underwriters orally conveyed the following information to purchasers at or prior to the Initial Sale Time:

•	The public offering price is variable.

•	The number of shares of Common Stock sold to the Underwriters by the Company is 5,000,000.

•	The Company has granted the Underwriters an option to purchase up to an additional 750,000 shares of Common Stock.

Schedule IV

Parties signing lock up agreements pursuant to Section 5(i)
Edward D. Fox
James W. Hirschmann III
Sean Johnson
Ranjit M. Kripalani
M. Christian Mitchell
Richard W. Roll
Lisa Meyer
Elliott Neumayer
Harris Trifon
Jennifer W. Murphy

Western Asset Management Company, LLC

Exhibit A

Form of Lock-Up Agreement

      , 2019

JMP Securities LLC
As Representative of the several Underwriters named on Schedule I to the Underwriting Agreement referred to below

c/o JMP Securities LLC
600 Montgomery Street, Suite 1100
San Francisco, CA 94111

Re:    Western Asset Mortgage Capital Corporation - Public Offering
Ladies and Gentlemen:
The undersigned understands that you, as Representative of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Western Asset Mortgage Capital Corporation, a Delaware corporation (the “Company”), and Western Asset Management Company, LLC, a California limited liability company (the “Manager”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), of common stock of the Company, par value $0.01 per share (the “Common Stock”), of the Company. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.
In consideration of the Underwriters’ agreement to purchase and make the Public Offering, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of JMP Securities LLC on behalf of the Underwriters, the undersigned will not, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending 30 days after the date of the Underwriting Agreement (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.
Notwithstanding the restrictions noted above, the undersigned may transfer Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant): (i) as a bona fide gift or gifts, (ii) by will or intestacy, (iii) to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, current or former marriage or adoption, not more remote than first cousin), (iv) to any immediate family member or other dependent, (v) to a nominee or custodian of a person or entity to whom transfers would be permitted under clauses (i) through (iv) above, (vi) pursuant to an order of a court or regulatory agency, (vii) if the undersigned is an executive officer, to the Company upon death, disability, or termination of employment, in each case, of such executive officer, and (viii) to members of stockholders of the undersigned; provided that (a) in the case of any transfer or distribution pursuant to clauses (ii) through (iv) and (v) (solely with respect to transfers pursuant to (ii) through (iv)) above, each donee or distributee shall execute and deliver to JMP Securities LLC a lock-up letter in the form of this Letter Agreement and (b) in the case of any transfer or distribution pursuant to clauses (i) through (v) above, such transfer or distribution shall not be for value; and provided, further, that in the case of any transfer or distribution pursuant to clauses (i), (iii) and (v) (solely with respect to transfers pursuant to (i) and (iii)), during the Restricted Period no public reports or filings (including filings under Section 16(a) of the 1934 Act) reporting a reduction in beneficial ownership of Common Stock shall be required or voluntarily made; and provided further, that in the case of any transfer or distribution pursuant to clauses (ii), (iv), (vi) and (vii) above, during the Restricted Period, no public reports or filings (including filings under Section 16(a) of the 1934 Act) reporting a reduction in beneficial ownership of Common Stock shall be voluntarily made, and any such reports or filings required under Section 16(a) of the 1934 Act shall indicate in the notes thereto or otherwise that the filing relates to the circumstances described in clauses (ii), (iv), (vi) or (vii), as applicable.
In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.
The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.
The undersigned understands that, if the Underwriting Agreement does not become effective by May 22, 2019, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement.  The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.
This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.
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Very truly yours,

Name of Securityholder (Print exact name)

By:
Signature

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(indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)